Exhibit 4.1

Execution Version

TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 5, 2017, among Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), Aurora Diagnostics Financing, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the subsidiary Guarantors party hereto (the “Subsidiary Guarantors”), and U.S. Bank National Association (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of December 20, 2010 (the “Indenture”), as amended or supplemented by the First Supplemental Indenture, dated as of December 31, 2010, the Second Supplemental Indenture, dated as of December 31, 2010, the Third Supplemental Indenture, dated as of June 2, 2011, the Fourth Supplemental Indenture, dated as of August 12, 2011, the Fifth Supplemental Indenture, dated as of July 31, 2014, the Sixth Supplemental Indenture, dated as of October 10, 2014, the Seventh Supplemental Indenture, dated as of November 10, 2014, the Eighth Supplemental Indenture, dated as of November 11, 2015, and the Ninth Supplemental Indenture, dated as of April 18, 2016, providing for the issuance of an unlimited aggregate principal amount of 10.750% Senior Notes due 2018 (the “Securities”);

WHEREAS, the Issuers have offered to exchange (the “Exchange Offer”) any and all outstanding Securities for new securities and in connection therewith, the Issuers have solicited consents from Holders of the Securities to the amendments to the Indenture set forth in this Supplemental Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have duly consented to the amendments to the Indenture set forth in this Supplemental Indenture, in accordance with the Indenture, including Section 9.02 thereof; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     AMENDMENTS.

(a) Subject to Section 4 hereof, the Indenture is hereby amended by deleting each of the following sections of the Indenture and all references thereto in the Indenture in their entirety:

•	Section 4.02 (Reports);

•	Section 4.03 (Limitation on Indebtedness);

•	Section 4.04 (Limitation on Restricted Payments);

•	Section 4.05 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

•	Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock);

•	Section 4.07 (Limitation on Affiliate Transactions);

•	Section 4.08 (Limitation on Line of Business);

•	Section 4.09 (Limitation on Co-Issuer);

•	Section 4.10 (Change of Control);

•	Section 4.11 (Limitation on Liens) ;

•	Section 4.12 (Limitation on Sale/Leaseback Transactions);

•	Section 4.13 (Future Subsidiary Guarantors);

•	Section 4.14 (Compliance Certificate);

•	clauses (a)(2), (a)(3), (a)(4), (b)(2) and (b)(3) of Section 5.01 (When Company May Merge or Transfer Assets); and

•	clauses (3) through (9) of Section 6.01 (Events of Default), of the Indenture.

(b) Subject to Section 4 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments to the Indenture pursuant to clause (a) above.

(c) Effective as of the date hereof, none of the Issuers, the Subsidiary Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuers or the Subsidiary Guarantors have observed, performed or complied with the provisions of the Indenture.

3.     EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

4.     EFFECTIVENESS. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only when all of the Securities that have been tendered prior to the effective date of this Supplemental

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Indenture have been accepted for exchange and exchanged in the Exchange Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such exchange shall not occur.

5.     NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, member or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Securities, the Indenture, this Supplemental Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

6.     NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Subsidiary Guarantors. The Trustee enters into this Supplemental Indenture on the basis of Holder consent referenced in the Recitals to this Supplemental Indenture. The Issuers hereby reaffirm their respective obligations under Section 7.07 of the Indenture to indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with its execution and performance of this Supplemental Indenture. This indemnity shall survive the final payment in full of the Notes and the resignation or removal of the Trustee solely to the extent expressly provided in ARTICLE 7 of the Indenture.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS:

AURORA DIAGNOSTICS HOLDINGS, LLC

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Chief Financial Officer and Treasurer

AURORA DIAGNOSTICS FINANCING, INC.

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

AURORA DIAGNOSTICS, LLC
AURORA GEORGIA, LLC
AURORA GREENSBORO LLC
AURORA LMC, LLC
AURORA MASSACHUSETTS, LLC
AURORA MICHIGAN, LLC
AURORA NEW HAMPSHIRE, LLC
BIOPSY DIAGNOSTICS, LLC
CUNNINGHAM PATHOLOGY, L.L.C.
C R COLLECTIONS, LLC
DERMPATH NEW ENGLAND, LLC
GREENSBORO PATHOLOGY, LLC
HARDMAN PATHOLOGY ADX, LLC
LABORATORY OF DERMATOPATHOLOGY ADX, LLC
PATHOLOGY SOLUTIONS, LLC
SEACOAST PATHOLOGY, INC.
TEXAS PATHOLOGY, LLC
TWIN CITIES DERMATOPATHOLOGY, LLC

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Chief Financial Officer and Treasurer

Supplemental Indenture

BERNHARDT LABORATORIES, INC.
CONSULTANTS IN LABORATORY MEDICINE OF GREATER TOLEDO, INC.
MARK & KAMBOUR HOLDINGS, INC.
MARK & KAMBOUR, LLC
RICHARD BERNERT, LLC
WEST GEORGIA PATHOLOGY, LLC
PATHOLOGY ASSOCIATES OF SEBRING, LLC

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Vice President and Treasurer

THE LMC REVOCABLE TRUST, B.T.
THE WPC REVOCABLE TRUST, B.T

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Trustee

MID-ATLANTIC PATHOLOGY SERVICES, INC.

By:	/s/ Michael Grattendick
	Name:	Michael Grattendick
	Title:	Vice President and Treasurer

Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

Supplemental Indenture